EXHIBIT 16.1

[MARCUM LETTERHEAD]

February 5, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Accelerated Pharma, Inc. under Item 4.01 of its Form 8-K dated February 5, 2020. We agree with the statements concerning our Firm in such Form 8-K. We are not in a position to agree or disagree with the statement regarding the action taken by the Company’s Board of Directors on December 9, 2019, or on other statements of Accelerated Pharma, Inc. contained therein.

Very truly yours,

/s/ Marcum LLP
Marcum LLP